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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 8, 1998
                                (Date of Report)

                          LIFESTREAM TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                  NEVADA                                     82-0487965
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         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

               515 PINE STREET, SUITE 200, SANDPOINT, IDAHO 83864
                    (Address of principal executive offices)

                                 (208) 263-5433
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 15, 1997 Lifestream Technologies, Inc. (the "Registrant" or the "Company") dismissed the accounting firm of Terrence J. Dunne, CPA ("Mr. Dunne") as the Company's independent accountant. The Board of Director's decision to change independent accounting firms was the result of a mutually agreeable decision between the Registrant and Mr. Dunne to discontinue their relationship, which resulted in Mr. Dunne submitting a resignation letter to the Registrant, that was received on November 15, 1997. The Registrant solicited a formal proposal from BDO Seidman, LLP ("BDO") due to BDO's reputation and expertise in the medical products manufacturing industry.

During the two most recent fiscal years and the subsequent interim period prior to December 5, 1997, there have been no disagreements with Mr. Dunne on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. Mr. Dunne's report on the consolidated financial statements of the Company for the past two years contained an explanatory paragraph relative to a going concern uncertainty. There were no limitations on the scope of the opinion or on the work performed.

The Registrant provided the above disclosure to Mr. Dunne, and requested that he furnish the Registrant with a letter addressed to the Securities and Exchange Commision (the "SEC") stating whether he agreed with the above statements. A copy of Mr. Dunne's letter in response to this request is attached as an exhibit to this report.

The Registrant engaged the firm BDO effective December 5, 1997. During the years ended December 31, 1997 and 1996, the Registrant did not consult with BDO regarding: (I) the application of accounting principles to a specified transaction; (ii) the type of opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was the subject of a disagreement with the Registrant's former accountant or a reportable event (as contemplated by Item 304 of Regulation S-B)

The Registrant provided BDO with a copy of this Current Report, and has requested that BDO review such report before it is filed with the SEC and has given BDO the opportunity to furnish the Registrant with a letter addressed to the SEC containing any new information, clarification or statement as to whether it agrees with the statements made by the Registrant regarding Lifestream Technologies, Inc.'s relationship with BDO.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

         1.  Letter regarding change in accountants from Mr. Dunne.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LIFESTREAM TECHNOLOGIES, INC.


BY:      /s/ Christopher Maus
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         Christopher Maus, President, Chief Executive Officer and Director


DATE:    May 13, 1998
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